Exeter  Fund,  Inc.
December  23,  1998
Page
1-PH/301876.5

                              April  19,  1999




Exeter  Fund,  Inc.
1100  Chase  Square
Rochester,  New  York  14604

Ladies  and  Gentlemen:

     We hereby consent to the inclusion of our opinion dated December 23, 1998 as an exhibit to the Registration Statement to be filed with the Securities and Exchange Commission. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very  truly  yours,



                              Morgan,  Lewis  &  Bockius  LLP